CONFIRMING STATEMENT


	This Statement confirms that the undersigned, Joseph Rosenblum, has authorized and designated B.
Lynn Walsh and Alexander Emil Hansen, and each of them acting alone, to execute, acknowledge, deliver and file on the undersigned's behalf any and all filings required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including Section 16 of the Exchange Act, and the rules and regulations thereunder, and requisite documents in connection with such filings, respecting securities of Internet
Brands, Inc., a Delaware corporation (the "Company"), including but not limited to Forms 3, 4, and 5 under the Exchange Act (including any amendments thereto), that the undersigned may be required to file with the U.S. Securities and Exchange Commission. The authority of B. Lynn Walsh and Alexander Emil Hansen under this Statement shall continue until the undersigned is no longer required to make such filings in respect of securities of the Company, unless earlier revoked in writing. The undersigned acknowledges that neither B. Lynn Walsh nor Alexander
Emil Hansen is assuming any of the undersigned's responsibilities to comply with the Exchange Act, including Section 16 thereof.



Date:  May 7, 2008		/s/ Joseph Rosenblum

						Joseph Rosenblum
3919348.3